SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 20, 2005

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, Cablevision Systems Corporation and CSC Holdings, Inc. hereby amend their Current Report on Form 8-K (which reported under Items 1.01 – Entry Into a Material Definitive Agreement, 2.05 – Costs Associated With Exit Or Disposal Activities and 2.06 – Material Impairments) dated January 20, 2005 to amend Item 2.06 – Material Impairments to read as set forth below.

ITEM 2.06	MATERIAL IMPAIRMENTS.

        In their Current Report on Form 8-K dated December 20, 2004, Cablevision Systems Corporation and CSC Holdings, Inc. (the “Companies”) disclosed that their Board of Directors had decided to suspend the pursuit of the spin-off of the Companies’ Rainbow Media Enterprises subsidiary and instead to pursue strategic alternatives with respect to the Rainbow DBS businesses. As a result of the Board of Directors’ analysis of strategic alternatives, the Companies previously disclosed in their Current Reports on Form 8-K dated January 20, 2005 and February 10, 2005, respectively, that the Companies had entered into a definitive agreement for Rainbow DBS Company LLC to sell its Rainbow 1 direct broadcast satellite and certain other related assets to a subsidiary of EchoStar Communications Corp. for $200 million in cash (the “Rainbow 1 Agreement”) and that they signed a letter of intent (the “Letter of Intent”) with a new private company formed by certain holders of Cablevision Class B Common Stock, including Charles F. Dolan and Tom Dolan, for the sale of the business, assets and liabilities of Rainbow DBS not included in the Rainbow 1 Agreement.

        Also as previously reported in their Form 8-K dated January 20, 2005, the Companies disclosed an expectation that they would be required to record material charges for impairment of the value of Rainbow DBS’s assets under generally accepted accounting principles. The Companies were unable at that time in good faith to make a determination of the amount or range of amounts of the impairment charges or of the amount or range of amounts of the impairment charges that will result in future cash expenditures. On February 23, 2005, the Companies reported that they will record in the fourth quarter of 2004 a total pretax impairment charge of approximately $355 million (of which approximately $109 million will be recorded in Technical and Operating Expense and approximately $246 million will be recorded in Depreciation and Amortization). The Companies believe that no significant portion of the 2004 impairment charge will result in future cash expenditures. The estimates assume that the Companies will enter into a definitive agreement reflecting the terms of the Letter of Intent (a “Definitive Agreement”). If the Companies do not do so or if the terms of a Definitive Agreement vary from the terms of the Letter of Intent, changes to the impairment charge set forth above could be required to be reflected in the Companies’ audited financial statements as of and for the year ended December 31, 2004, to be included in their Annual Report on Form 10-K for the year ended December 31, 2004. There may be additional impairment charges recorded in 2005, particularly if the transactions contemplated by the Rainbow 1 Agreement or a Definitive Agreement are not consummated or if they are consummated on terms different from those currently contemplated.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ WM KEITH HARPER

	Name: Title:	Wm Keith Harper Senior Vice President and Controller and Principal Accounting Officer

Dated: February 24, 2005

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ WM KEITH HARPER

	Name: Title:	Wm Keith Harper Senior Vice President and Controller and Principal Accounting Officer

Dated: February 24, 2005